     As filed with the Securities and Exchange Commission on June 4, 1999.
                             Subject to amendment.

                                                       Registration No. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             --------------------
                            TALK VISUAL CORPORATION
            (Exact name of registrant as specified in its charter)


DELAWARE                                                  95-4561156
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)
                             --------------------
                                One Canal Park
                                   3rd Floor
                        Cambridge, Massachusetts 02142
                   (Address of principal executive offices)
                             --------------------
                            TALK VISUAL CORPORATION
                         1999 STOCK COMPENSATION PLAN
                           (Full title of the plan)
                             --------------------
                                 EUGENE ROSOV
                                   President
                            Talk Visual Corporation
                                One Canal Park
                                   3rd Floor
                        Cambridge, Massachusetts 02142
                                (617) 679-0300
                     (Name, address and telephone number,
                  including area code, of agent for service)
                             --------------------
                                   Copy to:
                             ANDREW J. BECK, ESQ.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York 10017
                             --------------------
       Approximate date of commencement of proposed sale to the public:
                       As soon as practicable after the
                   Registration Statement becomes effective.
                             --------------------


                        CALCULATION OF REGISTRATION FEE



    Title of                           Proposed maximum      Proposed maximum         Amount of
 securities to       Amount to be         offering              aggregate           registration
 be registered        registered       price per share*       offering price*           fee**
 -------------        ----------       ----------------       ---------------     -----------------
Common Stock            320,000              $2.75                $880,000               $245
($.001 par value)        shares
===================================================================================================

* Estimated solely for purposes of calculating the registration fee on the basis of the average of the bid and asked prices of the Common Stock on June 2, 1999, as reported on the OTC Bulletin Board.

** Computed in accordance with Rule 457(h)(1).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The Company hereby states that (i) the documents listed in (a) through
(e) below are incorporated by reference in this Registration Statement and
(ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

          (b) The Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998.

          (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

          (d) The Company's Joint Proxy Statement/Prospectus/Notification of Merger dated May 28, 1999.

          (e) The description of the Common Stock contained in the Company's Registration Statement on Form S-4 (no. 333-79597) filed May 28, 1999.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          The legality of the securities registered hereunder has been passed upon by the law firm of Haythe & Curley, 237 Park Avenue, New York, New York 10017. It is contemplated that Andrew J. Beck, a partner of Haythe & Curley, will receive 30,000 shares of the Common Stock pursuant to the Plan.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Under the provisions of Article X of the Certificate of Incorporation of the Company, a director of the Company shall not have personal liability to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

          Under the provisions of Article 6 of the By-laws of the Company, the Company is required to indemnify a director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

          Also under the provisions of Article 6 of the By-laws of the Company, directors are entitled to advancement of expenses incurred in defending any actions against which they have a right of indemnification from the Company provided that, if the laws of Delaware require, advancement of expenses may be conditioned on an undertaking to repay if a final judicial decision is made that the director is not entitled to indemnification.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.   Undertakings.
          ------------

          The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints the agent for service and C. Harold Snyder, severally, as attorney-in-fact with full power of substitution to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 4th day of June, 1999.

                              TALK VISUAL CORPORATION

                              By:  /s/  C. Harold Snyder
                                   ---------------------------------------------
                                   C. Harold Snyder
                                   Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                           Title                      Date
              ---------                           -----                      ----
/s/ Eugene  Rosov                       President and Chief Executive     June 4, 1999
--------------------------------------  Officer (Principal Executive
Eugene Rosov                            Officer) and Director

/s/ C. Harold Snyder                    Chief Financial Officer           June 4, 1999
--------------------------------------  (Principal Financial and
C. Harold Snyder                        Accounting Officer)

/s/ Michael Zwebner                     Chairman of the Board and         June 4, 1999
--------------------------------------  Director
Michael Zwebner

/s/ David B. Hurwitz                    Director                          June 4, 1999
--------------------------------------
David B. Hurwitz

/s/ Alexander Walker, Jr.               Director                          June 4, 1999
--------------------------------------
Alexander Walker, Jr.

/s/ Michael Cuzner-Charles              Director                          June 4, 1999
--------------------------------------
Michael Cuzner-Charles

                               INDEX TO EXHIBITS

Number                      Description of Exhibit                     Page
------                      ----------------------                     ----
4               -  Talk Visual Corporation 1999 Stock Compensation
                   Plan
5               -  Opinion of Haythe & Curley
23(i)           -  Consent of Mayer Rispler & Company, P.C.
                   (see "Consent of Independent Certified Public        --
                   Accountants" in the Registration Statement)
23(ii)          -  Consent of BDO Seidman, LLP (see "Consent of         --
                   Independent Certified Public Accountants" in
                   the Registration Statement)
23(iii)         -  Consent of Haythe & Curley (contained in             --
                   Exhibit 5)
24              -  Power of Attorney (see "Power of Attorney" in        --
                   the Registration Statement)